Exhibit 21.1

List of Subsidiaries

Subsidiaries of Greenfield Online, Inc.
Name	Jurisdiction
Greenfield Online Canada Ltd.	Canada
SRVY Acquisition GmbH	Germany
Greenfield Online Private Ltd.	India
Ciao Australia Ltd.	Australia
Ciao USA, Inc.	United States
Greenfield Online Japan Ltd.	Japan

Subsidiaries of SRVY Acquisition GmbH
Name	Jurisdiction
Ciao GmbH	Germany
Ciao Romania S.R.L.	Romania
Ciao Services GmbH	Germany

Subsidiaries of Ciao GmbH
Name	Jurisdiction
Ciao France SAS	France
Ciao Surveys GmbH	Germany
Ciao Shopping S.R.L.	Romania

Subsidiaries of Ciao Surveys GmbH
Name	Jurisdiction
Ciao Surveys SAS	France
Ciao Netherlands BV	Netherlands

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